Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,317,235)
Unrealized Gain (Loss) on Market Value of Futures	5,530,754
Dividend Income	334
Interest Income	3,860
ETF Transaction Fees	2,100
Total Income (Loss)	$3,219,813

Expenses
General Partner Management Fees	$37,452
Professional Fees	6,573
Brokerage Commissions	3,128
Non-interested Directors' Fees and Expenses	511
Prepaid Insurance Expense	276
NYMEX License Fee	936
Total Expenses	$48,876
Net Income (Loss)	$3,170,937

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$70,476,038
Additions (650,000 Shares)	13,515,022
Withdrawals (400,000 Shares)	(8,659,854)
Net Income (Loss)	3,170,937

Net Asset Value End of Month	$78,502,143
Net Asset Value Per Share (3,450,000 Shares)	$22.75

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612